UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2009

ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 369-0550

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

John E. McConnaughy, a current director of Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), serves on the audit committee of more than three audit committees. As required by Section 303A.07 of the NYSE Listed Company Manual, the Company’s board of directors affirmatively determined that Mr. McConnaughy’s service on such audit committees does not impair his ability to effectively serve on the Company’s Audit Committee. The Company will include any such disclosure, if applicable, in its next annual proxy statement.

As required by Section 303A.09 of the NYSE Listed Company Manual, the Company’s corporate governance principles are posted on its website at www.alchenergy.com. Such corporate governance principles are available on the Company’s website at www.alchenergy.com and are available in print to any shareholder who requests it. In addition, the Company’s audit committee, compensation committee, corporate governance and nominating committee charter and code of business conduct and ethics are available on the Company’s website and are available in print to any shareholder who requests it. The Company will also include such disclosure in its next annual proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.

Date: January 5, 2009

By: /s/ Theodore F. Pound III
Name: Theodore F. Pound III
Title: General Counsel and Secretary